EXHIBIT 15
December 6, 2011
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated December 6, 2011 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen and thirty-nine week periods ended October 29, 2011 and October 30, 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended October 29, 2011 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-100079, 333-107646, 333-107648, 333-128000, 333-145166 and 333-176135).
Very truly yours,
/s/PricewaterhouseCoopers LLP
Columbus, Ohio